SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                _________________

                                     FORM 8-K

                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                   June 2, 1997


                             THE B.F.GOODRICH COMPANY
              (Exact Name of Registrant as Specified in its Charter)

                   NEW YORK          1-892          34-0252680
                (State or Other   (Commission    (I.R.S. Employer
                Jurisdiction of  File Number)   Identification No.)
                Incorporation)

              4020 Kinross Lakes Parkway
              Richfield, Ohio                             06901
              (Address of Principal Executive Offices) (Zip Code)

                                  (216) 659-7600
               (Registrant's Telephone Number, Including Area Code)

                                  NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)





         ITEM 5.   Other Events.

                   On June 2, 1997, the Board of Directors of The B.F.Goodrich Company, a New York corporation (the "Company"), adopted a new shareholder rights plan, effective as of the close of business on August 2, 1997 (the "Rights Plan"), to replace the Company's existing shareholder rights plan (the "Existing Plan"), which expires at the close of business on August 2, 1997.

                   In connection with the Rights Plan, the Board of Di-rectors of the Company declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $5 per share (the "Common Shares"), of the Company. The dividend is payable on August 2, 1997 (the "Record Date") to the shareholders of record on that date.
         Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Junior Participating Preferred Stock, Series F, par value $1 per share (the "Pre-ferred Shares"), of the Company at a price of $200 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and The Bank of New York, as Rights Agent (the "Rights Agent").

                   Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired ben-eficial ownership of 20% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announce-ment of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial owner-ship by a person or group of 20% or more of the outstanding Common Shares (the earlier of such dates being called the "Dis-tribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of the summary of Rights attached thereto.

                   The Rights Agreement provides that, until the Dis-tribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemp-tion or expiration of the Rights), new Common Share certifi-cates issued after the Record Date upon transfer or new issu-ance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of







         the summary of Rights being attached thereto, will also consti-tute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidenc-ing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

                   The Rights are not exercisable until the Distribution Date. The Rights will expire on August 2, 2007 (the "Final Expiration Date"), unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

                   The Purchase Price payable, and the number of Pre-ferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Pre-ferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evi-dences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

                   The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, con-solidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

                   Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $10 per share but will be entitled to an aggregate dividend of 1000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $1000 per share but will be entitled to an aggregate payment of 1000 times the payment made per Common Share. Each Preferred Share will have 1000 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1000 times the amount received per Common Share. These rights are protected by customary antidilution provisions.








                   Because of the nature of the Preferred Shares' div-idend, liquidation and voting rights, the value of the one one-thousandth interest in a Preferred Share purchasable upon exer-cise of each Right should approximate the value of one Common Share.

                   In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such trans-action will have a market value of two times the exercise price of the Right. In the event that any person or group of affili-ated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

                   At any time after any person or group becomes an Ac-quiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-thousandth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

                   With certain exceptions, no adjustment in the Pur-chase Price will be required until cumulative adjustments re-quire an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than frac-tions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an ad-justment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

                   At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial own-ership of 20% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Re-demption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to







         exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                   The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after such time as any per-son or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

                   Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, in-cluding, without limitation, the right to vote or to receive dividends.

                   The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other busi-ness combination approved by the Board of Directors since the Rights may be redeemed by the Company at the Redemption Price prior to the time that a person or group has acquired benefi-cial ownership of 20% or more of the Common Shares.

                   The Rights Agreement, dated as of June 2, 1997, be-tween the Company and The Bank of New York, as Rights Agent, specifying the terms of the Rights and including the form of Certificate of Amendment setting forth the terms of the Pre-ferred Shares as an exhibit thereto, the form of press release announcing the declaration of the Rights, and a form of the resolutions approving the issuance of the Rights are incorpo-rated herein by reference as Exhibit 4.1 hereto. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.

         ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

              (c)  Exhibits.

              4.1 Rights Agreement, dated as of June 2, 1997, be-tween The B.F.Goodrich Company and The Bank of New York which includes the form of Certificate of Amendment setting forth the terms of the Jun-ior Participating Preferred Stock, Series F, par value $1 per share, as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Ex-hibit C. (Incorporated by reference to Form 8-A filed June 19, 1997)









              99.1 Press Release issued by the Company on June 3, 1997. (Incorporated by reference to Form 8-A filed June 19, 1997)


























































                                    SIGNATURE

                        Pursuant to the requirements of the Securities
              Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the un-dersigned hereunto duly authorized.

                                       THE B.F.GOODRICH COMPANY


                                       By: /s/ Nicholas J. Calise
                                            Name:  Nicholas J. Calise
                                            Title: Vice President


         Dated:  June 19, 1997













































                                  EXHIBIT INDEX


         Exhibit No.

         4.1 Rights Agreement, dated as of June 2, 1997, between The B.F.Goodrich Company and The Bank of New York which includes the form of Certificate of Amendment setting forth the terms of the Junior Participating Preferred Stock, Series F, par value $1 per share, as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C. (Incorporated by reference to Form 8-A filed June 19, 1997)



         99.1 Press Release issued by the Company on June 3, 1997. (Incorporated by reference to Form 8-A filed June 19, 1997)


































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